                   [SHEFSKY FROELICH & DEVINE LTD.-LETTERHEAD]


                                                         In Reply Refer To:

                                                                 21728-04-D


                               September ___, 1995


Continental Waste Industries, Inc.
67 Walnut Avenue
Suite 103
Clark, New Jersey  07066

     Re:  Continental Waste Industries, Inc.
          Registration Statement on Form SB-2
          -----------------------------------

Ladies and Gentlemen:

     We have acted as special securities counsel to Continental Waste Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the registration statement on Form SB-2, Reg. No. 33-62589 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and the prospectus contained therein, including any term sheet used by the Company in reliance on Rule 434 under the Act with respect to the public offering of up to 2,038,408 shares of the Company's common stock, par value $0.001 (the "Shares"). Of the Shares being offered, 1,745,656 Shares (the "Company Shares") will be offered by the Company and 292,752 Shares (the "Holder Shares") will be offered on behalf of certain selling shareholders (the "Selling Shareholders"). In connection with the registration of the Shares, you have requested our opinion with respect to the matters set forth below.

     For purposes of this opinion, we have reviewed the following: (i) the Registration Statement; and (ii) the underwriting agreement (the "Underwriting Agreement") among the Company, the Selling Shareholders, Raymond James & Associates, Inc. ("Raymond James"), First Analysis Securities Corporation ("First Analysis"), NatWest Securities Limited ("NatWest") and each of the underwriters named in Schedule I thereto (collectively, the "Underwriters"), for whom Raymond James, First Analysis and NatWest are acting as representatives.
In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Company's Certificate of Incorporation, as amended to date; (ii) the By-laws of the Company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed material; (iv) such other certificates, records and documents as we considered necessary or appropriate as a basis for the opinions set forth herein; and (v) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to

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Continental Waste Industries, Inc.
September ____ , 1995
Page 2

original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of these documents submitted to us as copies.

     We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation. Further, our opinions, as hereinafter expressed, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefore may be brought.

     We are admitted to the practice of law only in the State of Illinois and, accordingly, we do not purport to be experts on the laws of any other jurisdiction nor do we express an opinion as to the laws of jurisdictions other than the laws of the State of Illinois and the General Corporation Law of the State of Delaware, as currently in effect.

     On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that: (i) the Holder Shares are duly authorized, validly issued, fully-paid and nonassessable; and
(ii) the Company Shares have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully-paid and nonassessable.

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent.

                              Respectfully submitted,




                              SHEFSKY FROELICH & DEVINE LTD.

SF&D/dok
159185